ETRACS ETNs
Powerful commodity investing, diversified across maturities

UBS

All commodities
Ticker: UCI

UBS

Food commodities
Ticker: FUD

UBS

Agriculture commodities
Ticker: UAG

UBS

ETRACS
CMCI ETNs
Powerful commodity investing, diversified across maturities

Learn more ▸

We will not rest

UBS

ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated February 4, 2013

ETRACS ETNs
Powerful commodity investing,
diversified across maturities

UBS

All commodities
Ticker: UCI

UBS

Food commodities
Ticker: FUD

UBS

Agriculture commodities
Ticker: UAG

UBS

ETRACS CMCI ETNs
Powerful commodity investing, diversified across maturities
Learn more ▸

We will not rest UBS

ETRACS ETNs - Powerful commodity investing, diversified across maturities

UBS

All commodities
Ticker: UCI

UBS

Food commodities
Ticker: FUD

UBS

Agriculture commodities
Ticker: UAG

UBS

ETRACS CMCI ETNs
Learn more ▸

We will not rest

UBS

ETRACS CMCI ETNs
Powerful commodity investing, diversified across maturities

Learn more ▸

We will not rest UBS

ETRACS CMCI ETNs
Powerful commodity investing, diversified across maturities

Learn more ▸

We will not rest UBS

ETRACS CMCI ETNs
Powerful commodity investing, diversified across maturities

Learn more ▸

We will not rest UBS

ETRACS CMCI ETNs
Learn more ▸

We will not rest UBS

ETRACS CMCI ETNs - Powerful commodity investing, diversified across maturities
Learn more ▸

We will not rest UBS

Rule 433 Legend:
ETRACS ETNs are sold only in conjunction with the relevant offering materials.
UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement or a product supplement and pricing supplement for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the
"SEC") for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the
SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and the applicable prospectus supplement by calling toll-free (+1-877-387 2275).